Exhibit 23.6  CONSENT OF INDEPENDENT AUDITORS

BECKSTEAD AND WATTS, LLP
----------------------------
Certified Public Accountants
                                                         3340 Wynn Road, Ste B.
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)



Securities and Exchange Commission
Washington, DC 20549

To Whom It May Concern:

We have issued our report dated August 2, 2003, accompanying the financial statements of Pinoak, Inc. on Form SB-2/A for the period ended June 30, 2003 and for the period of December 31, 1998 (date of inception) through June 30, 2003. We hereby consent to the incorporation by reference of said report on the Post Effective Amendment of Pinoak, Inc. on Form SB-2/A.


Signed,

/s/ Beckstead and Watts, LLP
----------------------------

August 2, 2003